                                                                     EXHIBIT 4.1

                        SECURITIES SUBSCRIPTION AGREEMENT


        AGREEMENT dated as of April 12, 2001, among Condor Systems Inc., a California corporation (the "COMPANY"), Behrman Capital II L.P. and Strategic Entrepreneur Fund II, L.P. (collectively, "BEHRMAN"), and DLJ Merchant Banking Partners II, L.P. and each of its affiliates listed on Exhibit A hereto (collectively, "DLJMB") (Behrman and DLJMB each an "INVESTOR" and collectively, the "INVESTORS"). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Investor's Agreement dated as of April 15, 1999 among the Company, Behrman, DLJMB and the other signatories thereto (as may hereafter be amended, the "INVESTORS AGREEMENT").

                              W I T N E S S E T H :

        WHEREAS, the Company desires to obtain funds to refinance certain debt of the Company; and

        WHEREAS, the Investors desire to subscribe for, and the Company desires to issue to the Investors, (i) 15% Senior Discount Notes due 2011 of the Company on the terms set forth in Exhibit B hereto (the "NOTES") for aggregate cash proceeds of $10,052,763.00 and (ii) Warrants to purchase shares of Class C Common Stock, par value $0.001 per share ("CLASS C COMMON STOCK"), of the Company in the form attached hereto as Exhibit C hereto (the "WARRANTS" and, together with the Notes, the "SECURITIES");

        WHEREAS, as set forth in Section 1.04, on or prior to June 11, 2001 certain Management Shareholders (as such term is defined in the Investors' Agreement) may elect to purchase additional Notes for aggregate cash proceeds not to exceed $1,200,000 (the "ADDITIONAL PROCEEDS AMOUNT") and Warrants.

        NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE 1
                                PURCHASE AND SALE

        SECTION 1.01. Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to each Investor and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing (as defined herein), (x) a Note in the principal amount at maturity set forth opposite such Investor's name on Exhibit A hereto and (y) Warrants to purchase the number of shares of Class C Common Stock of the

Company set forth opposite such Investor's name on Exhibit D hereto (the Investor's "WARRANT AMOUNT"). The purchase price for the Securities (the "PURCHASE PRICE") for each Investor is the amount in cash specified on Exhibit A hereto. The Purchase Price shall be paid as provided in Section 1.02.

        SECTION 1.02. Closing. The closing (the "CLOSING") of the purchase and sale of the Securities hereunder shall take place simultaneously with the execution of this Agreement at noon on April 12, 2001 (the "CLOSING DATE") at the offices of Davis Polk & Wardwell, New York, New York or at such other time and/or place as DLJMB and the Company may agree. At the Closing:

        (a) Each Investor shall deliver to the Company, in immediately available funds, the amount of the Purchase Price set forth opposite such Investor's name on Exhibit A hereto by wire transfer (or other means acceptable to the Company) to an account of the Company with a bank designated by Company, by notice to such Investor.

        (b) The Company shall deliver, or cause to be delivered, to each Investor (x) a Note in the principal amount at maturity set forth opposite such Investor's name on Exhibit A hereto and (y) a Warrant to purchase such Investor's Warrant Amount duly registered in the name of such Investor.

        SECTION 1.03. Designation of Registrable Securities; Transfer Restrictions. (a) The parties hereto acknowledge that the Notes and the Warrants to be purchased by the Investors pursuant to this Agreement and the shares of Series C Common Stock to be issuable upon exercise of the Warrant shall be deemed to be Registrable Securities under the Investors' Agreement and agree to take any and all actions necessary to carry out this intent, including without limitation, to approve and effect an amendment to the Investors' Agreement or to enter into a new registration rights agreement, in either case granting the Investors registration rights in respect of the Notes which are substantially similar to the registration rights such Investors have been granted in respect of Registrable Securities pursuant to the Investor's Agreement.

        (b) The parties hereto acknowledge and agree that the Warrants and shares of Series C Common Stock to be issuable upon the exercise of the Warrants shall be subject to the restrictions on transfer set forth in Article 3 of the Investor's Agreement.

        Section 1.04. Subsequent Sale of Notes and Warrants. On or prior to
June 11, 2001, the Company may sell additional Notes and Warrants for aggregate proceeds of up to the Additional Proceeds Amount on terms and conditions substantially identical to those set forth herein. Such sale shall only be to Management Shareholders who must purchase both Notes and Warrants and shall be evidenced by documentation satisfactory to the Investors. If pursuant to certain preemptive rights granted pursuant to Article 5 of the Investors' Agreement, Management Shareholders desire to purchase Notes and Warrants for aggregate proceeds in excess of the Additional Proceeds Amount, each Investor agrees to sell its pro rata share (based on the principal amount at maturity of Notes purchased by each Investor) of Notes and Warrants to such Management Shareholders on terms and conditions satisfactory to such Investor and any Management Shareholders wishing to make any such purchase, subject to compliance with all applicable laws.

        SECTION 1.05. No Adjustment to Outstanding Warrants. The Company and each Investor holding any warrants to purchase shares of Class C Common Stock issued prior to the date hereof ("OUTSTANDING SERIES C WARRANTS") acknowledges and agrees that the issuance of the Warrants pursuant to this Agreement shall not cause the Exercise Price (as such term is defined in the Outstanding Series C Warrants) and the number of shares of Class C Common Stock for which the Outstanding Series C Warrants may be exercised to be adjusted pursuant to Section (h) of the Outstanding Series C Warrants.

        SECTION 1.06. Use of Proceeds. The Company shall use the proceeds of the Notes solely to repay the principal amount of loans outstanding under that certain Credit Agreement dated as of April 15, 1999, as amended, between the Company, the lenders identified on the signature pages thereto, WJCS, Inc., Airwave Technology, Inc. and Airwave Capital, Inc., Bank of America, N.A., as administrative agent and Antares Capital Corporation as documentation agent.

                                   ARTICLE 2
                         REPRESENTATIONS OF THE COMPANY

        The Company represents and warrants to each Investor as of the date hereof that:

        SECTION 2.01. Corporate Existence and Power. The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of California and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

        Section 2.02. Corporate Authorization; Noncontravention. The execution, delivery and performance by the Company of this Agreement and the documents attached as Exhibits B and C hereto and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities by the Company) are within its powers, and have been duly authorized by all necessary action. Each of this Agreement, the Notes and the Warrants constitute a valid and binding agreement of the Company, enforceable in accordance with its terms. On or prior to the Closing Date, an amendment to the Amended and Restated Articles of Incorporation of the Company (which, as currently in effect are attached hereto as Exhibit E) (the "ARTICLES" and as amended pursuant to this subsection, the "AMENDED ARTICLES") in the form attached hereto as Exhibit F (the "AMENDMENT") will have been duly filed with the Secretary of State of California and will be valid and in effect.

        (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby does not and will not (i) violate the Amended Articles or the bylaws of the Company, (ii) violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) other than any waiver granted pursuant to the Company's Credit Agreement dated as of April 15, 1999, require any material consent or other action by any Person under, constitute a material default under, or give rise to any material right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any of the Company's assets or properties or (iv) result in the creation or imposition of any material lien on any property or asset of the Company.

        (c) Assuming the representations set forth in Section 3.05 are true and correct, upon the filing of the Amendment pursuant to Section 2.02(a), the 103,777 shares of Series A Senior Preferred Stock of the Company (and the redemption thereof) will qualify under an exemption from the State of California constitutional usury provisions pursuant to the Section 25113(b)(1) of the California Corporations Code.

        SECTION 2.03. Capitalization. (a) As of the Closing Date, the authorized capital stock of the Corporation consists of 60,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 60,000,000 shares of Class C Common Stock and 10,000,000 shares of Preferred Stock (of which 103,777 shares have been designated as Series A1 Senior Preferred Stock.

        (b) Immediately following the Closing Date, there will be outstanding 21,365,892 shares of Class A Common Stock, 2,551,053 shares of Class B Common Stock, 26,966,721 shares of Class C Common Stock, 103,777 shares of Series A1 Senior Preferred Stock, employee stock options to purchase 1,885,587 shares of Class A Common Stock, options to purchase 1,831,776 shares of Class A Common Stock granted to the GTP stockholders pursuant to Stock Option Agreements dated August 4, 2000, options to purchase 4,599,972 shares of Class A Common Stock granted to certain management stockholders pursuant to the Company's 1999 Management Stock Incentive Plan, and Warrants to purchase 24,752,126 shares of Class C Common Stock. In addition, the Company will be authorized to issue employee stock options to purchase an additional 740,000 shares of Class A Common Stock and options to purchase an additional 1,825,600 shares of Class A Common Stock for certain management stockholders pursuant to the Company's 1999 Management Stock Incentive Plan.

        (c) Each of the Securities which are being issued to the Investors hereunder have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable and the issuance of such Securities shall be free of any pre-emptive rights (including without limitation any rights of any party to the Investors Agreement pursuant to Section 5.01 thereof). The shares of Series C Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance and, when issued upon exercise in accordance with terms thereof, will be duly and validly issued, fully paid and nonassessable. Such shares of Series C Common Stock will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors Agreement and under applicable state and federal securities laws.

        (d) Except as set forth in this Section 2.03, there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of the Corporation, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (iv) no obligation of the Company to repurchase or otherwise acquire or retire any shares of capital stock or other securities, rights or obligations referred to in (i), (ii), or (iii).

                                   ARTICLE 3
                         REPRESENTATION OF THE INVESTORS

        Each Investor represents and warrants to the Company, severally as to itself only and not jointly as to any other Investor, as of the date hereof that:

        Section 3.01. Corporate Existence And Power. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        Section 3.02. Corporate Authorization. The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby are within the powers (corporate, partnership or otherwise) of such Investor and have been duly authorized by all necessary action on the part of such Investor. This Agreement constitutes a valid and binding agreement of such Investor.

        Section 3.03. Purchase For Investment. Such Investor is purchasing the relevant Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof other than in compliance with the Securities Act of 1933 as amended (the "1933 ACT") and other applicable regulations.

        Section 3.04. Private Placement. (a) Such Investor understands that (i) the offering and sale of the Securities hereby is intended to be exempt from registration under the 1933 Act and (ii) there is only a limited market for the Securities, and there can be no assurance that any Investor will be able to sell or dispose of any Securities to be purchased by such Investor.

        (b) Such Investor's financial situation is such that such Investor can afford to bear the economic risk of holding the Securities acquired by such Investor hereunder for an indefinite period of time, and such Investor can afford to suffer the complete loss of the investment in such Securities.

        (c) Such Investor's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the Securities, or such Investor has been advised by a representative possessing such knowledge and experience.

        (d) Such Investor understands that the Securities acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Securities as set forth in the Investors' Agreement, and that for an indefinite period there will be no public market for the Securities.

        (e) Such Investor and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Seller and its representatives concerning the terms and conditions of the acquisition of the Securities and related matters and to obtain all additional information which such Investor or its representatives deem necessary.

        (f) Such Investor is an "ACCREDITED INVESTOR" defined in Regulation D under the 1933 Act.

        Section 3.05. Pre-existing Relationship; Business And Financial Experience. Each Investor has either a pre-existing personal or business relationship with the Company or, by reason of such Investor's own business and financial experience or that of such Investor's professional advisers, such Investor has the capacity to protect its own interests in the offering and purchase of the Securities.

                                   ARTICLE 4
                            SURVIVAL; INDEMNIFICATION

        Section 4.01. Survival. The representations and warranties of the parties hereto contained in this Agreement shall remain in full force and effect following the Closing. A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights and obligations of the parties to and under the Investors' Agreement.

        Section 4.02. Indemnification. (a) The Company hereby indemnifies each Investor and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to this Agreement.

        (b) Each Investor hereby indemnifies, severally and not jointly, the Company and its Affiliates, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Investor pursuant to this Agreement; provided that such Investor's maximum liability under this Section 4.02(b) shall not exceed the amount of the consideration paid by such Investor to the Company pursuant to this Agreement.

                                    ARTICLE 5
                                  MISCELLANEOUS

        Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission to the recipient's then current facsimile number) and shall be given, if to the Company, to:

               Condor Systems, Inc.
               2133 Samaritan Drive
               San Jose, CA 95124
               Attention: Frederic Bassett
               Fax: (408) 377-4421

        with a copy to:

               Orrick, Herrington & Sutcliffe LLP
               400 Sansome Street
               San Francisco, CA 94111
               Attention: Lawrence T. Kane
               Fax: (415) 773-5759

        if to DLJMB or any of its Affiliates listed on Exhibit A hereto, to:

               DLJ Merchant Banking Partners II, L.P.
               277 Park Avenue
               New York, New York 10172
               Attention: Kirk Wortman
               Fax: (212) 892-7551

        with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention: Tiziana Tabucchi
               Fax: (212) 450-4800

        if to Behrman, to:

               Behrman Capital II L.P.
               4 Embarcadero Center
               Suite 3640
               San Francisco, CA 94111
               Attention: William Mathes
               Fax: (415) 434-7310

        with a copy to:

               Latham & Watkins
               135 Commonwealth Drive
               Menlo Park, CA 94025
               Attention: Peter Kerman
               Fax: (650) 463-2600

        Section 5.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

        Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company shall pay all reasonable out-of-pocket costs, expenses and other payments, including without limitation legal fees and disbursements, incurred by DLJMB and Behrman in connection with the transactions contemplated by this Agreement.

        Section 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided further, that each Investor may assign or delegate its rights and obligations under this Agreement to one or more transferees of the Notes or Warrants.

        Section 5.05. Counterparts; Third Party Beneficiaries. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 5.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.01 shall be deemed effective service of process on such party.

        Section 5.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        Section 5.08. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof.

        Section 5.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        Section 5.10. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS

OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

        Section 5.11. Waiver of Pre-emptive Rights. Each Investor hereby waives any pre-emptive rights to which such Investor may be entitled pursuant to
Section 5.01 of the Investors Agreement in connection with the purchase of Securities hereunder and the transactions contemplated hereby.

        IN WITNESS WHEREOF, the Investor has executed this Securities Subscription Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all as of the day and year first above written.


                                     CONDOR SYSTEMS, INC.


                                     By: ___________________________
                                         Name:
                                         Title:


                                     DLJ MERCHANT BANKING PARTNERS
                                     II, L.P., a Delaware Limited Partnership

                                     By: DLJ Merchant Banking II, Inc.,
                                         as managing general partner


                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272

                                     DLJ MERCHANT BANKING
                                     PARTNERS II-A L.P., a Delaware Limited
                                     Partnership

                                     By: DLJ Merchant Banking II, Inc.,
                                         as managing general partner

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272

                                     DLJ OFFSHORE PARTNERS II, C.V., a
                                     Netherlands Antilles Limited Partnership

                                     By: DLJ Merchant Banking II, Inc.,
                                         as advisory general partner

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272



                       [Securities Subscription Agreement]

                                     DLJ DIVERSIFIED PARTNERS, L.P., a
                                     Delaware Limited Partnership

                                     By: DLJ Diversified Partners, Inc.,
                                         as managing general partner


                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                     DLJ DIVERSIFIED PARTNERS-A, L.P., a
                                     Delaware Limited Partnership

                                     By: DLJ Diversified Partners, Inc.,
                                         as managing general partner

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272




                       [Securities Subscription Agreement]

                                     DLJ MILLENIUM PARTNERS, L.P., a
                                     Delaware Limited Partnership

                                     By: DLJ Merchant Banking II, Inc., as
                                         managing general partner

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                     DLJ MILLENIUM PARTNERS-A, L.P.

                                     By: DLJ Merchant Banking II, Inc. as
                                         managing general partner

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272

                                     DLJMB FUNDING II, INC., a Delaware
                                     corporation

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272



                       [Securities Subscription Agreement]

                                     DLJ FIRST ESC, L.P.

                                     By: DLJ LBO Plans Management
                                         Corporation, as manager

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                     DLJ EAB PARTNERS, L.P.

                                     By: DLJ LBO Plans Management
                                         Corporation, as managing general
                                         partner

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272



                       [Securities Subscription Agreement]

                                     DLJ ESC II, L.P.

                                     By: DLJ LBO Plans Management
                                         Corporation, as manager

                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: c/o DLJ Merchant Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                     BEHRMAN CAPITAL II L.P.


                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: 4 Embarcadero Center
                                              Suite 3640
                                              San Francisco, CA 94111
                                              Fax: 212-892-7272


                                     STRATEGIC ENTREPRENEUR FUND II, L.P.


                                     By: ___________________________
                                         Name:
                                         Title:

                                     Address: 4 Embarcadero Center
                                              Suite 3640
                                              San Francisco, CA 94111



                       [Securities Subscription Agreement]

                                    EXHIBIT A


                                                   AGGREGATE
                                                 PRINCIPAL AMOUNT            AGGREGATE
INVESTOR                                       AT MATURITY OF NOTE         PURCHASE PRICE
--------                                       -------------------         --------------
DLJMB

DLJ Merchant Banking Partners II, L.P.             $ 7,223,000             $4,067,849.14

DLJ Merchant Banking Partners II-A, L.P.           $   288,000             $  162,195.84

DLJ Offshore Partners II, C.V.                     $   355,000             $  199,928.90

DLJ Diversified Partners, L.P.                     $   422,000             $  237,661.96

DLJ Diversified Partners-A, L.P.                   $   157,000             $   88,419.26

DLJMB Funding II, Inc.                             $ 1,474,000             $  830,127.32

DLJ Millennium Partners, L.P.                      $   117,000             $   65,892.06

DLJ Millennium Partners-A, L.P.                    $    23,000             $   12,953.14

DLJ EAB Partners, L.P.                             $    32,000             $   18,021.76

DLJ ESC II, L.P.                                   $ 1,362,000             $  767,051.16

DLJ First ESC, L.P.                                $    14,000             $    7,884.52

       TOTAL FOR DLJMB:                            $11,467,000             $6,457,985.06

BEHRMAN

Behrman Capital II L.P.                            $ 6,298,000             $3,546,907.64

Strategic Entrepreneur Fund II, L.P.               $    85,000             $   47,870.30

        TOTAL FOR BEHRMAN:                         $ 6,383,000             $3,594,777.94

EXHIBIT B

[Form of Note: see attached]

EXHIBIT C

[Form of Warrant to come]

                                    EXHIBIT D

                                                             NUMBER OF SHARES OF
                                                            CLASS C COMMON STOCK
                                                             TO BE PURCHASED ON
                                                             EXERCISE OF WARRANT
INVESTOR                                                     ("WARRANT AMOUNT")
--------                                                     ------------------
DLJMB

DLJ Merchant Banking Partners II, L.P.                            8,768,722

DLJ Merchant Banking Partners II-A, L.P.                            349,632

DLJ Offshore Partners II, C.V.                                      430,970

DLJ Diversified Partners, L.P.                                      512,308

DLJ Diversified Partners-A, L.P.                                    190,598

DLJMB Funding II, Inc.                                            1,789,436

DLJ Millennium Partners, L.P.                                       142,038

DLJ Millennium Partners-A, L.P.                                      27,922

DLJ EAB Partners, L.P.                                               38,848

DLJ ESC II, L.P.                                                  1,653,468

DLJ First ESC, L.P.                                                  16,996

       TOTAL FOR DLJMB:                                          13,920,938

BEHRMAN

Behrman Capital II L.P.                                           7,645,772

Strategic Entrepreneur Fund II, L.P.                                103,190

        TOTAL FOR BEHRMAN:                                        7,748,962

EXHIBIT E

[Amended and Restated Articles]